   Exhibit 5.3

CONSENT OF EXPERT

August 26, 2019

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, Jacques Simoneau, do hereby consent to:

(1)
the filing of the written disclosure regarding the “Technical Report for the Lamaque Project, Quebec, Canada” effective March 21, 2018, and other information pertaining to this project including extracts from or a summary of this project (the “Technical Disclosure”) in relation to the Annual Information Form of Eldorado Gold Corporation (the “Company”) for the period ended December 31, 2018 (the “AIF”);

(2)
the Technical Disclosure contained in or incorporated by reference into the Company’s Form F-10 Registration Statement (the “Form F-10”), being filed with the United States Securities and Exchange Commission and any amendments thereto;

(3)
the use of my name in the AIF and Form F-10; and

(4)
the incorporation by reference of the AIF into the Form F-10.

By:	/s/ Jacques Simoneau
Jacques Simoneau, P.Geo
Eldorado Gold Corporation